UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information, which is based upon estimates by our management, is presented for informational purposes only. It is not intended to be indicative of the actual consolidated results of operations or the actual consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the dates indicated below, and it does not purport to indicate results that may be attained in the future.

BABCOCK & WILCOX ENTERPRISES, INC.
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BABCOCK & WILCOX ENTERPRISES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 5, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) completed the previously announced sale of the Company’s MEGTEC and Universal businesses to Dürr (as defined below) for $130 million, subject to certain adjustments, pursuant to the stock purchase agreement (the “Agreement”), dated June 5, 2018, with Dürr AG and its wholly owned subsidiary Dürr Inc. (collectively, "Dürr").

The following presents our unaudited pro forma condensed consolidated statements of operations for the year ending December 31, 2017, 2016 and 2015, respectively, and are based on the historical consolidated financial statements of the Company after giving effect to the Company’s transaction with Dürr. The pro forma statements of operations give effect that the transaction had occurred at the beginning of each period presented. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2018 has been prepared as if the Transaction had occurred on that date.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. The information below should be read in conjunction with the Company's consolidated financial statements as of and for six months ended June 30, 2018 and as of and for the year ended December 31, 2017, and the Agreement which was included as Exhibit 2.1 to the Company's quarterly report on Form 10-Q for the the quarter ended June 30, 2018.

Babcock & Wilcox Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2018

(in thousands, except per share amount)	Company Historical	Pro Forma Adjustments	Condensed Consolidated Pro Forma
Cash and cash equivalents	$28,512	$—	$28,512
Restricted cash and cash equivalents	32,302	—	32,302
Accounts receivable – trade, net	236,718	—	236,718
Accounts receivable – other	37,807	—	37,807
Contracts in progress	149,040	—	149,040
Inventories	67,274	—	67,274
Other current assets	37,787	—	37,787
Current assets of discontinued operations	83,331	(83,331)	—
Total current assets	672,771	(83,331)	589,440
Net property, plant and equipment	105,765	—	105,765
Goodwill	47,179	—	47,179
Deferred income taxes	99,080	713	99,793
Investments in unconsolidated affiliates	8,421	—	8,421
Intangible assets	36,368	—	36,368
Other assets	28,013	—	28,013
Noncurrent assets of discontinued operations	106,510	(106,510)	—
Total assets	$1,104,107	$(189,128)	$914,979

Foreign revolving credit facilities	$4,124	$—	4,124
Accounts payable	191,664	—	191,664
Accrued employee benefits	27,072	—	27,072
Advance billings on contracts	149,768	—	149,768
Accrued warranty expense	53,138	—	53,138
Other accrued liabilities	88,351	—	88,351
Current liabilities of discontinued operations	57,316	(57,316)	—
Total current liabilities	571,433	(57,316)	514,117
U.S. revolving credit facility	196,300	(123,840)	72,460
Pension and other accumulated postretirement benefit liabilities	235,369	—	235,369
Other noncurrent liabilities	37,214	264	37,478
Noncurrent liabilities of discontinued operations	8,236	(8,236)	—
Total liabilities	1,048,552	(189,128)	859,424
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, authorized 200,000 shares; issued and outstanding 168,660 shares at June 30, 2018	1,746	—	1,746
Capital in excess of par value	1,045,901	—	1,045,901
Treasury stock at cost, 5,830 shares at June 30, 2018	(105,531)	—	(105,531)
Retained deficit	(878,823)	(931)	(879,754)
Accumulated other comprehensive loss	(16,536)	931	(15,605)
Stockholders' equity attributable to shareholders	46,757	—	46,757
Noncontrolling interest	8,798		8,798
Total stockholders' equity	55,555	—	55,555
Total liabilities and stockholders' equity	$1,104,107	$(189,128)	$914,979

See accompanying notes to unaudited pro forma condensed consolidated financial information

Babcock & Wilcox Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations For The Year Ended December 31, 2017

(in thousands, except per share amounts)	Company Historical	Pro Forma Adjustments	Condensed Consolidated Pro Forma
Revenues	$1,557,735	$(216,306)	$1,341,429
Costs and expenses:
Cost of operations	1,457,857	(170,610)	1,287,247
Selling, general and administrative expenses	259,799	(38,380)	221,419
Goodwill impairment	86,903	—	86,903
Restructuring activities and spin-off transaction costs	15,447	(408)	15,039
Research and development costs	9,412	(1,798)	7,614
Losses (gains) on asset disposals, net	15	(2)	13
Total costs and expenses	1,829,433	(211,198)	1,618,235
Equity in income and impairment of investees	(9,867)	—	(9,867)
Operating loss	(281,565)	(5,108)	(286,673)
Other income (expense):
Interest income	510	(3)	507
Interest expense	(26,305)	8,996	(17,309)
Other – net	(6,839)	1,388	(5,451)
Total other income (expense)	(32,634)	10,381	(22,253)
Loss before income tax expense (benefit)	(314,199)	5,273	(308,926)
Income tax expense (benefit)	64,816	(1,107)	63,709
Net loss	(379,015)	6,380	(372,635)
Net income attributable to noncontrolling interest	(809)	—	(809)
Net loss attributable to stockholders	$(379,824)	$6,380	$(373,444)

Basic and diluted loss per share	$(8.09)		$(7.96)

Shares used in the computation of earnings per share:
Basic and diluted	46,935		46,935

See accompanying notes to unaudited pro forma condensed consolidated financial information

Babcock & Wilcox Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations For The Year Ended December 31, 2016

(in thousands, except per share amounts)	Company Historical	Pro Forma Adjustments	Condensed Consolidated Pro Forma
Revenues	$1,578,263	$(157,322)	$1,420,941
Costs and expenses:
Cost of operations	1,399,146	(115,271)	1,283,875
Selling, general and administrative expenses	247,149	(27,113)	220,036
Restructuring activities and spin-off transaction costs	40,807	(1,994)	38,813
Research and development costs	10,406	(1,557)	8,849
Losses (gains) on asset disposals, net	(32)	7	(25)
Total costs and expenses	1,697,476	(145,928)	1,551,548
Equity in income and impairment of investees	16,440	—	16,440
Operating loss	(102,773)	(11,394)	(114,167)
Other income (expense):
Interest income	810	(8)	802
Interest expense	(3,796)	94	(3,702)
Other – net	(2,380)	(180)	(2,560)
Total other income (expense)	(5,366)	(94)	(5,460)
Loss before income tax expense (benefit)	(108,139)	(11,488)	(119,627)
Income tax expense (benefit)	6,943	(4,237)	2,706
Net loss	(115,082)	(7,251)	(122,333)
Net income attributable to noncontrolling interest	(567)	—	(567)
Net loss attributable to stockholders	$(115,649)	$(7,251)	$(122,900)

Basic and diluted loss per share	$(2.31)		$(2.45)

Shares used in the computation of earnings per share:
Basic and diluted	50,129		50,129

See accompanying notes to unaudited pro forma condensed consolidated financial information

Babcock & Wilcox Enterprises, Inc.
Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015

(in thousands, except per share amounts)	Company Historical	Pro Forma Adjustments	Condensed Consolidated Pro Forma
Revenues	$1,757,295	$(183,695)	$1,573,600
Costs and expenses:
Cost of operations	1,449,138	(135,002)	1,314,136
Selling, general and administrative expenses	239,968	(33,827)	206,141
Restructuring activities and spin-off transaction costs	14,946	—	14,946
Research and development costs	16,543	(1,886)	14,657
Losses (gains) on asset disposals, net	14,597	17	14,614
Total costs and expenses	1,735,192	(170,698)	1,564,494
Equity in income and impairment of investees	(242)	—	(242)
Operating loss	21,861	(12,997)	8,864
Other income (expense):
Interest income	618	(8)	610
Interest expense	(2,338)	146	(2,192)
Other – net	64	(840)	(776)
Total other income (expense)	(1,656)	(702)	(2,358)
Income before income tax expense (benefit)	20,205	(13,699)	6,506
Income tax expense (benefit)	3,671	(3,180)	491
Net income from continuing operations	16,534	(10,519)	6,015
Income from discontinued operations, net of tax	2,803	—	2,803
Net income	19,337	(10,519)	8,818
Net income attributable to noncontrolling interest	(196)	—	(196)
Net income attributable to stockholders	$19,141	$(10,519)	$8,622

Basic earnings per share - continuing operations	$0.31		$0.11
Basic earnings per share - discontinued operations	0.05		0.05
Basic earnings per share	$0.36		$0.16

Diluted earnings per share - continuing operations	$0.30		$0.11
Diluted earnings per share - discontinued operations	0.06		0.06
Diluted earnings per share	$0.36		$0.17

Shares used in the computation of earnings per share:
Basic	53,487		53,487
Diluted	53,709		53,709

See accompanying notes to unaudited pro forma condensed consolidated financial information

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2018

(1)
The balance sheet of the Company as of June 30, 2018 reflected the assets and liabilities of Babcock & Wilcox Enterprises, Inc. and the assets and liabilities of discontinued operations. Upon completion of the transaction, substantially all of the discontinued assets and liabilities would be eliminated. Included in the Pro Forma Adjustments column are the sold assets and liabilities, the liabilities to be paid at closing plus the estimated net cash proceeds from the transaction.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2015, 2016 AND 2017

(1)
The statement of operations for the years ended December 31, 2015, 2016 and 2017 reflected the revenue, costs and other income (expenses) of the Company. Upon completion of the transaction with Dürr, substantially all of the revenue, costs and other income (expenses) would be eliminated, except for those costs and other income (expense) related to retained assets and liabilities not assumed by the buyer.

(2)	The Pro Forma Condensed Consolidated Statement of Operations were prepared based on the following assumptions:

▪	All revenue and cost of sales will be eliminated with these transactions.

▪	All selling, general and administrative expenses, research and development costs and corporate allocations will be eliminated with the exception of corporate allocations.

▪	All other income (expense) items will be eliminated.